                       PLEASE READ THIS CONTRACT CAREFULLY

ANNUITY BENEFIT PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT PERFORMANCE OF THE VARIABLE ACCOUNT, MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. PLEASE REFER TO THE VALUE OF THE VARIABLE ACCOUNT SECTION FOR ADDITIONAL INFORMATION.

Values removed from a Guarantee Period Account prior to the end of its Guarantee Period may be subject to a Market Value Adjustment that may increase or decrease the values. A negative Market Value Adjustment will never be applied to the Death Benefit. A positive Market Value Adjustment, if applicable, will be added to the Death Benefit when the benefit paid is the contract's Accumulated Value. Please refer to the Market Value Adjustment section for additional information.

                            RIGHT TO EXAMINE CONTRACT

The Owner may cancel this contract by returning it to the Company or one of its authorized representatives within ten days after receipt. If returned, the Company will refund an amount equal to the Accumulated Value, after application of any Market Value Adjustment, plus any fees or other charges imposed. If, however, the contract is issued as an Individual Retirement Annuity (IRA), the Company will refund the greater of the above or the gross payment.


ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

Home Office:               Dover, Delaware
Principal Office:          440 Lincoln Street, Worcester, Massachusetts 01653



This is a legal contract between Allmerica Financial Life Insurance and Annuity Company (the Company) and the Owner and is issued in consideration of the Initial Payment shown on the Specifications page. Additional Payments are permitted. Payments may be allocated to Variable Sub-Accounts, the Fixed Account or Guarantee Period Accounts. While this contract is in effect, the Company agrees to pay annuity benefit payments beginning on the Annuity Date or to pay a Death Benefit to the Beneficiary if an Owner dies prior to the Annuity Date.



       President                                           Secretary








              Flexible Payment Deferred Variable and Fixed Annuity
              Annuity Benefit Payments Payable on the Annuity Date
    Death Benefit Payable to Beneficiary if Owner Dies prior to Annuity Date
                                Non-Participating


FORM A3035-00                          1

                                Table of Contents
SPECIFICATIONS .................................................................................3

DEFINITIONS.....................................................................................7

OWNER, ANNUITANT AND BENEFICIARY................................................................9

THE ACCUMULATION PHASE

         PAYMENTS..............................................................................11

         VALUES................................................................................11

         VALUE ENHANCEMENT.....................................................................13

         TRANSFER........................................................... ..................14

         WITHDRAWAL AND SURRENDER..............................................................14

         DEATH BENEFIT.........................................................................17

THE PAYOUT PHASE

         ANNUITY BENEFIT.......................................................................19

         TRANSFER..............................................................................20

         WITHDRAWAL............................................................................21

         PRESENT VALUE OF ANNUITY BENEFIT PAYMENTS.............................................23

         DEATH OF THE ANNUITANT................................................................23

         ANNUITY BENEFIT PAYMENT OPTIONS.......................................................24

         ANNUITY BENEFIT PAYMENT GUARANTEE OPTIONS.............................................24

         ANNUITY OPTION RATE TABLES............................................................25

GENERAL PROVISIONS.............................................................................28



FORM A3035-00                          2

                                 SPECIFICATIONS
Contract Type:                      [NQ]             Contract Number:                             [00000000]
Issue Date:                         [01/01/2000]     Annuity Date:                                [01/01/2010]
                                                     (Must be at least [2] years after the issue date)

Owner:                              [John Doe]       Owner Date of Birth:                        [01/01/1960]
Joint Owner:                        [Jack Doe]       Joint Owner Date of Birth:                  [01/01/1960]

Annuitant:                          [Mary Doe]       Annuitant Date of Birth:                    [01/01/1950]
Joint Annuitant:                    [Michael Doe]    Joint Annuitant Date of Birth:              [01/01/1950]

Annuitant Sex:                      [Female]         Beneficiary(ies):
Joint Annuitant Sex:                [Male]           Primary:                   Surviving Joint Owner, if any
                                                     1st Contingent:                             [Michael Doe]
                                                     2nd Contingent:                             [Jack Doe]

Minimum Fixed Account                       Minimum Additional Payment
Guaranteed Interest Rate:  [2.75%]          Amount:                                              [$50.00]

Guarantee Period Account                    Guarantee Period Account
Minimum Interest Rate:     [2.75%]          Minimum Allocation Amount:                           [$1,000.00]

Minimum Withdrawal                          Minimum Accumulated Value
Amount:                    [$100.00]        After Withdrawal:                                    [$1,000.00]

Minimum Annuity                             Maximum Alternative Annuity Date:                    [01/01/2059]
Benefit Payment:           [$100.00]        (Must be at least [2] years after the issue date)

Value Enhancement Percentage:               [1%]
Value Enhancement Date(s):                  every [3rd] contract anniversary

Surrender Charge Table:
                                    Years From                          Surrender Charge as a
                                    Date of Payment                    Percent of the Payments
                                    To Date of Withdrawal                       Withdrawn
                                    -----------------------------------------------------------
                                    Less Than:         [1                         8 1/2%
                                                        2                         8 1/2%
                                                        3                         8 1/2%
                                                        4                         8 1/2%
                                                        5                         7 1/2%
                                                        6                         6 1/2%
                                                        7                         5 1/2%
                                                        8                         3 1/2%
                                                        9                         1 1/2%
                                               Thereafter                         0%]

Withdrawal Without Surrender Charge Amount:          [[12%] of Gross Payment Base (reduced by any prior
Withdrawal Without Surrender Charge made in the same calendar year)]
Mortality and Expense Risk Charge: [1.30%] on an annual basis of the daily value of the Sub-Account assets.
Administrative Charge:  [.15%] on an annual basis of the daily value of the Sub-Account assets.
Contract Fee:  [$35, if the Accumulated Value is less than $75,000.00.  Waived for 401(K)s]
Principal Office:  440 Lincoln Street, Worcester, Massachusetts 01653 [(1-800-782-8380)]

FORM A8035-00                          3

                           SPECIFICATIONS (continued)
Owner:            [John Doe]                                           Contract Number:   [00000000]

Joint Owner:      [Jack Doe]

Initial Payment:  [$25,000.00]

Payment Allocation:        (The Initial Payment is allocated in the following manner:)

            Variable Sub-Accounts:
            ----------------------
           [Alger American Balanced Portfolio                     Kemper Value+Growth Portfolio
            Alger American Leveraged AllCap Portfolio             KVS Dreman Financial Services Portfolio
            Dreyfus MidCap Stock Portfolio                        KVS Dreman High Return Equity Portfolio
            Dreyfus Socially Responsible Growth Fund              KVS Focused Large Cap Growth Portfolio
            Kemper Aggressive Growth Portfolio                    KVS Growth & Income  Portfolio
            Kemper Blue Chip Portfolio                            KVS Growth Opportunities Portfolio
            Kemper Contrarian Value Portfolio                     KVS Index 500 Portfolio
            Kemper Global Blue Chip Portfolio                     Scudder 21st Century Growth Portfolio
            Kemper Government Securities Portfolio                Scudder International Portfolio
            Kemper Growth Portfolio                               Scudder Global Discovery Portfolio
            Kemper High Yield Portfolio                           Scudder Capital Growth Portfolio
            Kemper Horizon 5 Portfolio                            Scudder Growth and Income
            Kemper Horizon 10+ Portfolio                          Warburg Pincus Emerging Markets Portfolio
            Kemper Horizon 20+ Portfolio                          Warburg Pincus Global Post-Venture Capital Portfolio]
            Kemper International Portfolio
            Kemper Investment Grade Bond Portfolio
            Kemper Money Market Portfolio
            Kemper New Europe Portfolio
            Kemper Small Cap Growth Portfolio
            Kemper Small Cap Value Portfolio
            Kemper Strategic Income Portfolio
            Kemper Technology Growth Portfolio
            Kemper Total Return Portfolio

            Fixed Account
            -------------








FORM A8035-00                          4

                           SPECIFICATIONS (continued)
Owner:            [John Doe]                                           Contract Number:   [00000000]

Joint Owner:      [Jack Doe]



         Guarantee Period Accounts
         -------------------------

         Guarantee                          Interest                   Expiration
         Period                             Rate                       Date
         ------                             ----                       ----

         [ 2 years
           3 years
           4 years
           5 years
           6 years
           7 years
           8 years
           9 years
          10 years]

         -------
         100%                               TOTAL PAYMENT ALLOCATION






FORM A8035-00                          4

                                             SPECIFICATIONS (continued)
Owner:            [John Doe]                                           Contract Number:   [00000000]

Joint Owner:      [Jack Doe]


RIDER(S) SELECTED:

[Enhanced Death Benefit Rider:]

         [EDB Effective Annual Yield                                   [5%]]
         [EDB Charge:

         For amounts allocated to the variable Sub-Accounts: [.25%] on an annual basis of the daily value of the
         Sub-Account assets.

         For amounts allocated to the Fixed Account: The credited rate will be [.25%] lower than if the rider was not selected.

         For amounts allocated to the Guarantee Period Accounts: The Guaranteed
         Interest Rate will be [.25%] lower than if the rider was not selected.]

         The EDB charge only applies during the Accumulation Phase.]







FORM A8035-00                          5

                          SPECIFICATIONS (supplement)
Contract Type:             [Non-qualified]           Contract Number:                           [00000000]

Owner:                     [John Doe]                Owner Date of Birth:                        [01/01/1960]
Joint Owner:               [Jack Doe]                Joint Owner Date of Birth:                  [01/01/1960]

Annuitant:                 [Mary Doe]                Annuitant Date of Birth:                    [01/01/1950]
Joint Annuitant:           [Michael Doe]             Joint Annuitant Date of Birth:              [01/01/1950]

Annuitant Sex:             [Female]                  Beneficiary(ies):
Joint Annuitant Sex:       [Male]                    Primary:                   Surviving Joint Owner, if any
                                                     1st Contingent:                             [Michael Doe]
                                                     2nd Contingent:                             [Jack Doe]

Payee:                                               [John Doe]
Payee Address:                                       [1 Main Street, Anywhere, USA 00000]

Annuity Date:                                                                [01/01/2010]

Annuity Benefit Payment Option:                                        [Joint with 2/3 Survivor Life Option]
         Survivor Annuity Benefit Percentage:                                   [66 2/3%]
         Percentage under a Fixed Annuity Option:                               [30%]
         Percentage under a Variable Annuity Option:                            [70%]
                  Assumed Investment Return:                                    [3%]
                  Annuity Benefit Payment Change Frequency:                     [Annual]
                  Annuity Benefit Frequency:                                    [Monthly]

                  Variable Allocation on Annuity Date:

                      Sub-Accounts:
                      -------------

         [Alger American Balanced Portfolio                     Kemper Value+Growth Portfolio
          Alger American Leveraged  AllCap Portfolio            KVS Dreman Financial Services Portfolio
          Dreyfus MidCap Stock Portfolio                        KVS Dreman High Return Equity Portfolio
          Dreyfus Socially Responsible Growth Fund              KVS Focused Large Cap Growth Portfolio
          Kemper Aggressive Growth Portfolio                    KVS Growth & Income  Portfolio
          Kemper Blue Chip Portfolio                            KVS Growth Opportunities Portfolio
          Kemper Contrarian Value Portfolio                     KVS Index 500 Portfolio
          Kemper Global Blue Chip Portfolio                     Scudder 21st Century Growth Portfolio
          Kemper Government Securities Portfolio                Scudder International Portfolio
          Kemper Growth Portfolio                               Scudder Global Discovery Portfolio
          Kemper High Yield Portfolio                           Scudder Capital Growth Portfolio
          Kemper Horizon 5 Portfolio                            Scudder Growth and Income
          Kemper Horizon 10+ Portfolio                          Warburg Pincus Emerging Markets Portfolio
          Kemper Horizon 20+ Portfolio                          Warburg Pincus Global Post-Venture Capital Portfolio]
          Kemper International Portfolio
          Kemper Investment Grade Bond Portfolio
          Kemper Money Market Portfolio
          Kemper New Europe Portfolio
          Kemper Small Cap Growth Portfolio
          Kemper Small Cap Value Portfolio
          Kemper Strategic Income Portfolio
          Kemper Technology Growth Portfolio
          Kemper Total Return Portfolio


FORM A8035-00                          3a

                           SPECIFICATIONS (supplement)
[Payment Withdrawal Amount          [[10] times the previous monthly annuity benefit payment [but not more than the remaining guaranteed annuity benefit payments]]]

[Present Value Withdrawal Amount:   [[75%] of Present Value of remaining guaranteed annuity benefit payments.]

                                    [[100%] of Present Value of remaining guaranteed annuity benefit payments for a period certain option]]

Mortality and Expense Risk Charge:  [1.30%] on an annual basis of the daily value of the Sub-Account assets.

Administrative Charge:              [.15%] on an annual basis of the daily value of the Sub-Account assets.

Principal Office:                   440 Lincoln Street, Worcester, Massachusetts 01653 [(1-800-782-8380)]










FORM A8035-00                          3a

                                            DEFINITIONS

Accumulated Value                   The aggregate value of all accounts in
                                    this contract before the Annuity Date. As
                                    long as the Accumulated Value is greater
                                    than zero, the contract will stay in effect.

Accumulation Unit                   A measure used to calculate the value
                                    of a Sub-Account before annuity benefit
                                    payments begin.

Annuitant                           On and after the Annuity Date, the person
                                    upon whose continuation of life annuity
                                    benefit payments involving life contingency
                                    depend. Joint Annuitants are permitted and
                                    unless otherwise indicated, any reference to
                                    Annuitant shall include Joint Annuitants.

Annuity Date                        The date annuity benefit payments
                                    begin. The Annuity Date is shown on the
                                    Specifications page.

Annuity Unit                        A measure used to calculate annuity
                                    benefit payments under a variable annuity
                                    option.

Beneficiary                         The person, persons or entity entitled to
                                    the Death Benefit prior to the Annuity Date
                                    or any annuity benefit payments upon the
                                    death of the Owner on or after the Annuity
                                    Date.

Company                             Allmerica Financial Life Insurance and Annuity Company.

Contract Year                       A one-year period based on the issue date or an anniversary thereof.

Cumulative Earnings                 Accumulated Value reduced by total Payments not previously withdrawn.

Effective Valuation Date            The Valuation Date on or
                                    immediately following the day a Payment,
                                    request for transfer, withdrawal or
                                    surrender, or proof of death is received at
                                    the Principal Office.

Fixed Account                       The part of the Company's General Account to which all or
                                    a portion of a Payment or transfer may be allocated.

Fund Each separate investment company, investment series or portfolio eligible for investment by a Sub-Account of the Variable Account.

General Account                     All assets of the Company that are not allocated to a Separate Account.

Gross Payment Base                  Total gross payments made to
                                    the contract reduced by withdrawals which
                                    exceed the Withdrawal without Surrender
                                    Charge amount.

Guarantee Period                    The number of years that a Guaranteed
                                    Interest Rate may be credited to a Guarantee
                                    Period Account.

Guarantee Period Account            An account which corresponds
                                    to a Guaranteed Interest Rate for a
                                    specified Guarantee Period and is supported
                                    by assets in a Separate Account. The Owner
                                    may only invest in a Guarantee Period
                                    Account prior to the Annuity Date.

Guaranteed Interest Rate            The annual effective rate of
                                    interest after daily compounding credited to
                                    a Guarantee Period Account.

FORM A3035-00                          7


Market Value Adjustment             A positive or negative
                                    adjustment to earnings in a Guarantee Period
                                    Account assessed if any portion of a
                                    Guarantee Period Account is withdrawn or
                                    transferred prior to the end of its
                                    Guarantee Period.

Owner The person, persons or entity entitled to exercise the rights and privileges under this contract. Joint Owners are permitted and unless otherwise indicated, any reference to Owner shall include joint
                                    Owners.

Pro Rata                            How a Payment or withdrawal may be
                                    allocated among the accounts. A Pro Rata allocation or withdrawal will be made in the same proportion that the value of each account bears to the Accumulated Value.

Request A request or notice made by the Owner, in a manner consistent with the Company's current procedures, which is received and recorded by the Company.

Qualified Contract                  A contract that is purchased in
                                    connection with a retirement plan which
                                    meets the requirements of Sections 401, 403,
                                    408 and 408A of the Internal Revenue Code.

Separate Account                    A segregated account established by
                                    the Company. The assets in a Separate
                                    Account are not commingled with the
                                    Company's general assets and obligations.
                                    The assets of a Separate Account are not
                                    subject to claims arising out of any other
                                    business the Company may conduct.

State                               The state or jurisdiction in which the contract is issued.

Sub-Account                         A Variable Account subdivision that invests
                                    exclusively in shares of a corresponding
                                    Fund.

Surrender Value                     The amount payable to the Owner on
                                    full surrender after application of any
                                    Market Value Adjustment, surrender charge
                                    and Contract Fee.

Survivor Annuity Benefit            The number of Annuity Units (under a variable joint
                                    life annuitization Percentage option) or the dollar
                                    value of the annuity benefit payments (under a fixed joint life annuitization option) paid during the
                                    surviving Annuitant's life may be less than
                                    or equal to the number of Annuity Units or
                                    dollars paid when both individuals are
                                    living. The Survivor Annuity Benefit
                                    Percentage is the percentage of total
                                    Annuity Units or dollars paid in each
                                    annuity benefit payment during the
                                    survivor's life. For example, with a Joint
                                    and Two-thirds Survivor Option, the Survivor
                                    Annuity Benefit Percentage is 66 2/3%.

                                    This percentage is only applicable after the death of the first Annuitant.

Valuation Date                      A day the values of all units are
                                    determined. Valuation Dates occur on each
                                    day the New York Stock Exchange is open for
                                    trading, or such other dates when there is
                                    sufficient trading in a Fund's portfolio
                                    securities such that the current unit value
                                    may be materially affected.

Valuation Period                    The interval between two consecutive Valuation Dates.

Variable Account                    The Company's Separate Account,
                                    consisting of Sub-Accounts that invest in
                                    the underlying Funds.



FORM A3035-00                          8

                        OWNER, ANNUITANT AND BENEFICIARY

Owner When the contract is issued, the Owner will be as shown on the Specifications page. The
                                    Owner may be changed in accordance with the terms of this contract. Upon the death of an Owner prior to the Annuity Date, a Death
                                    Benefit is paid. The Maximum Alternative
                                    Annuity Date is based upon the age of the Owner.

                                    The Owner may exercise all rights and
                                    options granted in this contract or by the Company, subject to the consent of any irrevocable Beneficiary. Where there are joint Owners, the consent of both is required in order to exercise any ownership rights.

Assignment                          Prior to the Annuity Date and prior to the death of an
                                    Owner, the Owner may be changed at any time. Only the Owner may assign this contract. An absolute assignment will
                                    transfer ownership to the assignee. This contract may also be collaterally assigned as security. The limitations on
                                    ownership rights while the collateral assignment is in
                                    effect are stated in the assignment. Additional limitations may exist for contracts issued under provisions of the
                                    Internal Revenue Code.

                                    An assignment will take place only when the Company has actually received a Request in writing and recorded the change at the Principal Office. The Company will not be deemed to know of the assignment until such time. When recorded, the assignment will take effect as of the date it was signed.
                                    The assignment will be subject to payments made or actions taken by the Company before the change was recorded.

                                    The Company will not be responsible for the validity of any assignment nor the extent of any assignee's interest. The interests of the Beneficiary will be subject to any assignment.

Annuitant                           When the contract is issued, the Annuitant will be as shown on the Specifications page. The Annuitant may be changed in accordance with the terms of this contract. Prior to the
                                    Annuity Date, an Annuitant may be replaced or added unless the Owner is a non-natural person. At all times there must be at least one Annuitant. If the Annuitant dies and a
                                    replacement is not named, the Owner will be considered to be the new Annuitant. Upon the death of an Annuitant prior to the Annuity Date, a Death Benefit is not paid unless the
                                    Owner is a non-natural person.

                                    A change of Annuitant will take place only when the Company has actually received a Request in writing and recorded the change at the Principal Office. The Company will not be deemed to know of the change of Annuitant until such time. When recorded, the change of Annuitant will take effect as of the date it was signed. The change of Annuitant will be subject to payments made or actions taken by the Company before the change was recorded.


FORM A3035-00                          9

Beneficiary                         The Beneficiary is as named on the
                                    Specifications page unless subsequently
                                    changed. The Owner may declare any
                                    Beneficiary to be revocable or irrevocable.
                                    A revocable Beneficiary may be changed at
                                    any time prior to the Annuity Date and
                                    before the death of an Owner or after the
                                    Annuity Date and before the death of the
                                    Annuitant. An irrevocable Beneficiary must
                                    consent in writing to any change. Unless
                                    otherwise indicated, the Beneficiary will be
                                    revocable.

                                    A Beneficiary change must be made in writing in a form acceptable to the Company and will be subject to the rights of any assignee of record. When the Company receives the form, the change will take place as of the date it was signed, even if an Owner or the Annuitant dies after the form is signed but prior to the Company's receipt of the form.
                                    Any rights created by the change will be subject to payments made or actions taken by the Company before the change was recorded.

                                    All benefits payable to the Beneficiary
                                    under this contract will be divided equally among the surviving Beneficiaries of the same class, unless the Owner directs otherwise. If there is no surviving
                                    Beneficiary in a particular class, then the benefit is divided equally among the surviving Beneficiaries of the next class.
                                    If there is no surviving Beneficiary, the deceased Beneficiary's interest will pass to the Owner or the Owner's estate. At the death of the first joint Owner prior to the Annuity Date, the surviving joint Owner is the sole, primary Beneficiary notwithstanding that the designated
                                    Beneficiary may be different.

                                    The Beneficiary can not assign, transfer, commute, anticipate or encumber the proceeds or payments unless given that right by the Owner.

Protection of Proceeds              To the extent allowed by law,
                                    this contract and any payments made under it
                                    will be exempt from the claims of creditors.



FORM A3035-00                          10

                                    THE ACCUMULATION PHASE

                                    PAYMENTS

Payments Each Payment is equal to the gross payment less the amount of any applicable premium tax. The Company reserves the right to deduct the amount of the premium tax from the Accumulated Value at a later date rather than when the premium tax liability is first incurred by the Company. In no event will an amount be deducted for premium taxes before the Company has incurred a tax liability under applicable State law.

Initial Payment                     The Initial Payment is shown on the Specifications page.

Additional Payments                 Prior to the Annuity Date and
                                    before the death of an Owner, the Owner may
                                    make additional Payments of at least the
                                    Minimum Additional Payment Amount (see
                                    Specifications page). Total Payments made
                                    may not exceed [$5,000,000] without the
                                    Company's consent.

Payment Allocations                 The Initial Payment is allocated
                                    in accordance with the Payment Allocation,
                                    shown on the Specifications page. Each
                                    subsequent Payment will be allocated in the
                                    same manner unless allocation instructions
                                    accompany the Payment or the Payment
                                    Allocation is changed by the Owner.

                                    The minimum amount that may be allocated to the Guarantee Period Account is shown on the Specifications page. If the Owner requests an allocation less than the minimum amount, the Company reserves the right to apply that amount to the [money market Sub-Account.]

                                    VALUES

Value of the Variable               The value of a Sub-Account on a Valuation Date is determined by
Account                             multiplying the Accumulation Units in that Sub-Account by the Accumulation
                                    Unit Value as of the Valuation Date.

                                    Accumulation Units are purchased when an amount is allocated to a Sub-Account. The number of Accumulation Units purchased equals that amount divided by the applicable
                                    Accumulation Unit Value as of the Valuation
                                    Date.


FORM A3035-00                          11

Accumulation Unit                   The value of a Sub-Account Accumulation Unit as of any Valuation
Values                              Date is determined by multiplying the value of an Accumulation Unit for the preceding Valuation Date by the Net Investment Factor for that Valuation Period.

Net Investment Factor               The Net Investment Factor
                                    measures the investment performance of a
                                    Sub-Account from one Valuation Period to the
                                    next. This factor is equal to 1.000000 plus
                                    the result (which may be positive or
                                    negative) from dividing (a) by (b) and
                                    subtracting (c) and (d) where:

                                       (a)  is the investment income of a Sub-Account for the Valuation
                                            Period, including realized or unrealized capital gains and losses during the Valuation Period, adjusted for provisions made for taxes, if any;

                                       (b)  is the value of that Sub-Account's assets at the beginning of the
                                            Valuation Period;

                                       (c)  is the Mortality and Expense Risk Charge applicable to the current Valuation Period (see Specifications page) plus any applicable Rider charges; and

                                       (d)  is the Administrative Charge applicable to the current Valuation
                                            Period (see Specifications page).

                                    The Company assumes the risk that its actual mortality expense experience may exceed the amounts provided under the contract. The
                                    Company guarantees that the charge for
                                    mortality and expense risks and the
                                    administrative charge will not be increased.
                                    Subject to applicable State and federal
                                    laws, these charges may be decreased or the method used to determine the Net Investment
                                    Factor may be changed.

Value of the Fixed                  Amounts allocated to the Fixed Account receive interest at rates periodically
Account                             set by the Company.  The Company guarantees that the initial rate of interest in effect when an amount is allocated to the
                                    Fixed Account will remain in effect for that
                                    amount for one year or until such amount is
                                    transferred out of the Fixed Account,
                                    whichever is sooner. Thereafter, the rate of
                                    interest for that amount will be the
                                    Company's current interest rate, but no less
                                    than the Minimum Fixed Account Guaranteed
                                    Interest Rate (see Specifications page).

                                    The value of the Fixed Account on any date is the sum of amounts allocated to the Fixed
                                    Account plus interest compounded and
                                    credited daily at the rates applicable to those amounts. The value of the Fixed
                                    Account will be at least equal to the
                                    minimum required by law in the State in
                                    which this contract is delivered.



FORM A3035-00                          12

Value of the Guarantee              Amounts allocated to the same Guarantee Period Account on the same day will
Period Accounts                     be treated as one Guarantee Period Account.  The interest rate in effect when an amount is allocated to a Guarantee Period
                                    Account is guaranteed for the duration of
                                    the Guarantee Period. Each time the
                                    Guaranteed Interest Rate changes for a
                                    particular Guarantee Period, a new Guarantee
                                    Period Account is established.

                                    The value of a Guarantee Period Account on any date is the sum of amounts allocated to that Guarantee Period Account plus interest compounded and credited daily at the rate applicable to that amount.

Guaranteed Interest                 The Company will periodically set Guaranteed Interest Rates for each
Rates                               available Guarantee Period.  These rates will be guaranteed for the duration of the respective Guarantee Periods.  A Guaranteed Interest Rate will never be less than the Guarantee Period Account Minimum Interest Rate (see Specifications
                                    page).

Renewal Guarantee                   At least 45 days (but not more than 75 days) prior to the end of a
Periods                             Guarantee Period, the Company will notify the Owner in writing of the expiration of that Guarantee Period. The Owner may
                                    transfer amounts to the Sub-Accounts, the Fixed Account or establish a new Guarantee Period Account of any duration
                                    then offered by the Company as of the day following the
                                    expiration of the Guarantee Period. The transfer will not be subject to a Market Value Adjustment; see "Market Value
                                    Adjustment," page [16]. Guaranteed Interest Rates
                                    corresponding to the available Guarantee Periods may be
                                    higher or lower than the previous Guaranteed Interest Rate.
                                    If reallocation instructions are not received at the
                                    Principal Office before the end of a Guarantee Period, the
                                    Guarantee Period Account value will be automatically applied to a new Guarantee Period Account with the same Guarantee
                                    Period unless:

                                      (a)  less than the Guarantee Period Account Minimum Allocation Amount
                                           (see Specifications page) remains in the Guarantee Period Account on its expiration date; or

                                      (b)  the Guarantee Period would extend beyond the Annuity Date or is no longer available.

                                    In such cases, the Guarantee Period Account value will be transferred to the [money market Sub-Account.]

Contract Fee                        Prior to the Annuity Date on each
                                    contract anniversary and when the contract
                                    is surrendered, the Company will deduct a
                                    Contract Fee (see Specifications page) Pro
                                    Rata.

                                    VALUE ENHANCEMENT

                                    Prior to the Annuity Date, on each Value
                                    Enhancement Date, the Company will credit an amount equal to the Accumulated Value multiplied by the Value Enhancement
                                    Percentage. (see Specifications page). This amount will be credited to the contract's
                                    Accumulated Value. Each Value Enhancement will be allocated Pro-Rata.



FORM A3035-00                          13

                                    TRANSFER

                                    Prior to the Annuity Date, the Owner may transfer amounts among accounts by Request to the Principal Office. Transfers to a Guarantee Period Account must be at least equal to the Minimum Guarantee Period
                                    Account Allocation Amount (see
                                    Specifications page). If the Owner requests the transfer of a smaller amount to the Guarantee Period Account, the Company may transfer that amount to the [money market
                                    Sub-Account.]

                                    Any transfer from a Guarantee Period Account prior to the end of its Guarantee Period will be subject to a Market Value
                                    Adjustment.

                                    There is no charge for the first twelve
                                    transfers per contract year. A transfer
                                    charge of up to $25 may be imposed on each additional transfer.

                                    The Company reserves the right to limit or refuse transfers if it determines, in its sole discretion, that the exercise of that right by an Owner(s), or any agent or duly authorized representative of such Owner(s) is, or would be, to the disadvantage of other Owners. Such transfer limitations could be applied to transfers to or from some or all of the accounts and could include but not be limited to:

                                      (a)  the requirement of a minimum time period between each transfer;

                                      (b)  not accepting transfer requests of an agent or duly authorized representative of such Owner(s) authorized to act on behalf of such Owner(s); and

                                      (c)  limiting the dollar amount that may be transferred to or from any of the accounts by an Owner(s) at any one time.

                                    Such limitations, individually or in
                                    aggregate, may be applied in any manner
                                    reasonably designed to prevent any use of the transfer right which is considered by the Company to be to the disadvantage of other Owners.

                                    WITHDRAWAL AND SURRENDER

                                    Prior to the Annuity Date, the Owner may, by Request, withdraw a part of the Surrender
                                    Value or surrender the contract for its
                                    Surrender Value.

                                    Any withdrawal must be at least the Minimum
                                    Withdrawal Amount (see Specifications page).
                                    A withdrawal will not be permitted to the extent the Accumulated Value remaining in the contract would be less than the Minimum
                                    Accumulated Value After Withdrawal (see
                                    Specifications page). The Request must
                                    indicate the dollar amount to be paid and the accounts from which it is to be withdrawn. A withdrawal from a Guarantee
                                    Period Account will be subject to a Market
                                    Value Adjustment.

                                    When surrendered, this contract terminates and the Company has no further liability under it. The Surrender Value will be based on the Accumulated Value on the Effective
                                    Valuation Date.



FORM A3035-00                          14

                                    Amounts taken from the Variable Account will be paid within 7 days of the date a Request is received. The Company reserves the right to delay payments subject to applicable laws, rules and regulations governing variable annuities.

                                    Amounts taken from the Fixed Account or the Guarantee Period Accounts will normally be paid within 7 days of the date a Request is received. The Company may defer payment for up to six months from the receipt date.

                                    If deferred for 30 days or more, the amount payable will be credited interest at a rate of at least 3% or the rate mandated by the appropriate State.

Withdrawal Without                  In each calendar year, withdrawals up to the Withdrawal Without Surrender
Surrender Charge                    Charge Amount (see Specifications page) as of the Effective Valuation Date may be made.

                                    The Withdrawal Without Surrender Charge will first be deducted from Cumulative Earnings.
                                    To the extent that it exceeds Cumulative
                                    Earnings, the excess will be considered
                                    withdrawn on a last-in, first-out basis from Payments not previously withdrawn. Amounts withdrawn from a Guarantee Period Account prior to the end of the applicable Guarantee
                                    Period will be subject to a Market Value
                                    Adjustment.

[Life Expectancy                    For Qualified Contracts and contracts funding
Distribution Benefit                employer-sponsored Internal Revenue Code section 457 plans, in each calendar year, the amount of the Life
                                    Expectancy Distribution ("LED") benefit
                                    available under the Company's then current
                                    LED rules that exceeds the Withdrawal
                                    Without Surrender Charge amount may also be
                                    withdrawn without a surrender charge. Each
                                    calendar year the LED benefit available is
                                    reduced by any prior Withdrawal Without
                                    Surrender Charge in the same year. LED
                                    benefits are based on the life expectancy of
                                    the Owner or the joint life expectancies of
                                    the Owner and the Beneficiary.]

Withdrawal With                     Any amounts withdrawn or surrendered in excess of the Withdrawal
Surrender Charge                    Without Surrender Charge amount or Life Expectancy Distribution benefit, if applicable, may be subject to a surrender charge.

                                    These amounts will be first taken on a
                                    first-in, first-out basis from Payments not previously considered withdrawn. These amounts will then be considered withdrawn from Cumulative Earnings. The Company will compute applicable charges using the
                                    Surrender Charge Table (see Specifications page).

Waiver of Surrender                 The surrender charge will be waived if an Owner, or the
Charge                              Annuitant if the Owner is a non-natural person, is:

                                      (a)  admitted to a "medical care facility" after being named Owner or
                                           Annuitant and remains confined there until the later of one year after the issue date or 90 consecutive days;

                                      (b)  first diagnosed by a licensed "physician" as having a "fatal illness" after the issue date and after being named Owner or
                                           Annuitant; or

                                      (c)  physically disabled after the issue date and after being named
                                           Owner or Annuitant and before attaining age 65. The Company may require proof of continuing disability, and reserves the right to obtain an examination by a licensed physician" of its choice and at its expense.



FORM A3035-00                           15

                                    "Medical care facility" means any State
                                    licensed facility providing medically
                                    necessary inpatient care which is prescribed by a licensed "physician" in writing and based on physical limitations which prohibit daily living in a non-institutional setting.
                                    "Fatal illness" means a condition diagnosed by a licensed "physician" which is expected to result in death within two years of the diagnosis. "Physician" means a person other than the Owner, the Annuitant or a member of one of their families who is State licensed to give medical care or treatment and is acting within the scope of that license.
                                    "Physically disabled" means the Owner or Annuitant has been unable to engage in an occupation or to conduct daily activities for a period of at least 12 consecutive months as a result of disease or bodily injury.

                                    No additional Payments are permitted after this provision becomes effective.

Market Value Adjustment             A transfer, withdrawal or surrender from a Guarantee Period Account after the expiration of its Guarantee Period will not be subject to a Market Value
                                    Adjustment.  A Market Value Adjustment will apply to all other transfers, withdrawals or surrenders from a Guarantee Period Account.  Amounts in a
                                    Guarantee Period Account that are applied under an Annuity Option are treated as withdrawals when calculating the Market Value Adjustment.  The Market Value
                                    Adjustment will be determined by multiplying the amount taken from each
                                    Guarantee Period Account by the market value factor.  The market value factor for each Guarantee Period Account is equal to:

                                            (1+i) n/365
                                            (1+j)         -1

                                    where:

                                            i - is the Guaranteed Interest Rate
                                            expressed as a decimal (for example:
                                            3% = 0.03) being credited to the
                                            current Guarantee Period;

                                            j - is the new Guaranteed Interest
                                            Rate (as adjusted due to selection
                                            of any Rider, if applicable),
                                            expressed as a decimal, for a
                                            Guarantee Period with a duration
                                            equal to the number of years
                                            remaining in the current Guarantee
                                            Period, rounded to the next higher
                                            number of whole years. If that rate
                                            is not available, the Company will
                                            use a suitable rate or index allowed
                                            by the Department of Insurance; and

                                            n - is the number of days remaining
                                            from the Effective Valuation Date to
                                            the end of the current Guarantee
                                            Period.



FORM A3035-00                           16

                                    If the Guaranteed Interest Rate being
                                    credited is lower than the new Guaranteed
                                    Interest Rate, the Market Value Adjustment will decrease the Guarantee Period Account value. Similarly, if the Guaranteed Interest
                                    Rate being credited is higher than the new
                                    Guaranteed Interest Rate, the Market Value
                                    Adjustment will increase the Guarantee
                                    Period Account value. The Market Value
                                    Adjustment will never result in a change to the value more than the interest earned in excess of an amount based on the Guarantee
                                    Period Account Minimum Interest Rate (see
                                    Specifications page).

                                    DEATH BENEFIT

                                    At the death of an Owner prior to the
                                    Annuity Date, the Company will pay to the Beneficiary a Death Benefit upon receipt at the Principal Office of proof of death. If the Owner is a non-natural person, prior to the Annuity Date, a Death Benefit is paid on the death of an Annuitant, upon receipt at the Principal Office of proof of death.

Death Benefit                       The Death Benefit will be the greater of:

                                      (a)  the Accumulated Value on the Effective Valuation Date, increased by any positive Market Value Adjustment; or

                                      (b)  the sum of the gross payments made under this contract prior to the date of death, proportionately reduced to reflect all partial withdrawals.

                                           For each withdrawal, the proportionate reduction is
                                           calculated by multiplying the Death Benefit under the (b)
                                           option, immediately prior to the withdrawal, by the
                                           following:

                                                              Amount of the withdrawal
                                                              ------------------------
                                                 Accumulated Value immediately prior to the withdrawal

Payment of the Death                Unless the Owner has specified otherwise, the Death Benefit will be paid to the
Benefit                             Beneficiary within 7 days of the Effective Valuation Date.  Alternatively, the
                                    Beneficiary may, by a Request in writing, elect to:

                                      (a)  defer distribution of the Death Benefit for a period no more than
                                           5 years from the date of death; or

                                      (b)  receive distributions over his/her life expectancy (or over a period not extending beyond such life expectancy). Distributions must begin within one year from the date of death.



FORM A3035-00                               17

                                    If distribution of the Death Benefit is
                                    deferred under (a) or (b), any value in
                                    Guarantee Period Accounts will be
                                    transferred to the [money market
                                    Sub-Account]. The excess, if any, of the Death Benefit over the Accumulated Value will also be transferred to the [money market Sub-Account.] The Beneficiary may, by a Request, effect transfers and withdrawals, but may not make additional Payments. If there are multiple Beneficiaries, the consent of all is required.

                                    If the sole Beneficiary is the deceased
                                    Owner's spouse, the Beneficiary may, by a Request in writing, continue the contract and become the new Owner and Annuitant subject to the following:

                                      (a)  any value in the Guarantee Period Accounts will be transferred to the [money market Sub-Account];

                                      (b)  the excess, if any, of the Death Benefit over the contract's
                                           Accumulated Value will also be transferred to the [money market
                                           Sub-Account];

                                      (c)  additional Payments may be made; and

                                      (d)  any subsequent spouse of the new Owner, if named as the
                                           Beneficiary, may not continue the contract.



FORM A3035-00                              18


                                            THE PAYOUT PHASE

                                    ANNUITY BENEFIT

Annuity Options                     Annuity Options are available on a
                                    fixed, variable or combination fixed and
                                    variable basis. The Annuity Options
                                    described below or any alternative option
                                    offered by the Company may be chosen. If no
                                    option is chosen, monthly annuity benefit
                                    payments will be made under the Life with
                                    Cash Back Annuity option.

                                    The Owner may also elect to have the Death
                                    Benefit applied under any Annuity Option not extending beyond the Beneficiary's life expectancy. Such an election may not be altered by the Beneficiary.

                                    Fixed annuity options are funded through the General Account. Variable annuity options may be funded through one or more of the Sub-Accounts. Not all Sub-Accounts may be made available.

Selection of Annuity                The Owner must select an Annuity Benefit Payment Option.  Annuity
Benefit Payments                    benefit payments will be paid monthly or at any other frequency currently offered by the Company. If the first payment
                                    would be less than the Minimum Annuity
                                    Benefit Payment (see Specifications page), a
                                    single payment will be made instead. If a
                                    life annuity option has been elected,
                                    satisfactory proof of the date of birth of
                                    the Annuitant must be received at the
                                    Principal Office before any payment is made.
                                    Also, if a life annuity option has been
                                    elected, the Company may require from time
                                    to time satisfactory proof that the
                                    Annuitant is alive.

Annuity Benefit Payment             In the case of a variable annuity option, the Owner must select an Annuity
Change Frequency                    Benefit Payment Change Frequency.  This is the frequency of change in the dollar value of the variable annuity benefit
                                    payments. For example, if an annual Annuity
                                    Benefit Payment Change Frequency is chosen,
                                    the dollar value of variable annuity benefit
                                    payments will remain constant within each
                                    one-year period. The Owner must also select
                                    the date of the first change, which must be
                                    within one Change Frequency from the Annuity
                                    Date.

Assumed Investment                  In the case of a variable annuity option, the Owner must select an Assumed
Return                              Investment Return ("AIR").  This rate is used to determine the initial variable annuity benefit payment and how the payment
                                    will change over time in response to the
                                    performance of the selected Sub-Accounts. If
                                    the actual performance of any selected
                                    Sub-Account (as measured by the Net
                                    Investment Factor) is equal to the AIR, the
                                    annuity benefit payment attributable to that
                                    Sub-Account will be constant. If the actual
                                    performance is greater than the AIR, the
                                    annuity benefit payment will increase. If
                                    the actual performance is less than the AIR,
                                    the annuity benefit payment will decrease.

Annuity Value                       The Annuity Value will be the
                                    Accumulated Value, after application of any
                                    applicable Market Value Adjustment less any
                                    applicable premium tax. For a Death Benefit
                                    annuity, the Annuity Value will be the
                                    amount of the Death Benefit, less any
                                    applicable premium tax.

                                    The amount of the first annuity benefit
                                    payment under all available options except period certain options will depend on the age and/or sex of the Annuitant on the Annuity Date and the Annuity Value applied.
                                    Period certain options are based only on the duration of payments and the Annuity Value.


FORM A3035-00                              19


Annuity Unit Values                 A Sub-Account Annuity Unit Value
                                    on any Valuation Date is equal to its value
                                    on the preceding Valuation Date multiplied
                                    by the product of:

                                      (a)  a discount factor equivalent to the Assumed Investment Return;
                                           and

                                      (b)  the Net Investment Factor of the Sub-Account funding the annuity benefit payments for the applicable Valuation Period.

                                    The value of an Annuity Unit as of any date other than a Valuation Date is equal to its value as of the preceding Valuation Date.

                                    Each variable annuity benefit payment is equal to the number of Annuity Units multiplied by the applicable value of an Annuity Unit, except that under a Joint and Survivor Option, after the first death, the number of units in each payment is equal to the total number of units multiplied by the Survivor Annuity Benefit Percentage.

                                    Variable annuity benefit payments will
                                    increase or decrease with the value of the Annuity Units as of the date of the first payment of each Annuity Benefit Payment
                                    Change Frequency. The Company guarantees that the amount of each variable annuity benefit payment will not be affected by changes in mortality and expense experience.

Number of Annuity Units             For each Sub-Account the number of Annuity Units determining the benefit payable is equal to the amount of
                                    the first annuity benefit payment divided by
                                    the value of the Annuity Unit as of the
                                    Valuation Date used to calculate the amount
                                    of the first payment. Once annuity benefit
                                    payments begin, the number of Annuity Units
                                    will not change unless a split, a withdrawal
                                    or a transfer is made.

Payment of Annuity                  Annuity Benefit Payments are paid to the Owner. By Request in
Benefit Payments                    writing, the Owner may direct that payments are made to another person, persons or entity. If an Owner, who is not also an Annuitant, dies on or after the Annuity Date, the following occurs:

                                      (a)  If the deceased Owner was the sole Owner, then the remaining annuity benefit payments will be payable to the Beneficiary in accordance with the terms of the Annuity Option selected. Upon the death of a sole Owner, the Beneficiary becomes the Owner of the contract.

                                      (b)  If the contract has joint Owners, then the remaining annuity benefit payments will be payable to the surviving joint Owner in accordance with the terms of the Annuity Option selected. Upon the death of the surviving joint Owner, the Beneficiary becomes the Owner of the contract.

                                    TRANSFER

                                    After the Annuity Date and prior to the
                                    death of the Annuitant, the Owner may
                                    transfer among Sub-accounts by Request to the Principal Office.

                                    Transfers may increase or decrease the
                                    number of Annuity Units in each subsequent payment.


FORM A3035-00                             20


                                    There is no charge for the first twelve
                                    transfers per contract year. A transfer
                                    charge of up to $25 may be imposed on each additional transfer.

                                    The Company reserves the right to limit or refuse transfers if it determines, in its sole discretion, that the exercise of that right by an Owner(s), or any agent or duly authorized representative of such Owner(s) is, or would be, to the disadvantage of other Owners. Such transfer limitations could be applied to transfers to or from some or all the accounts and could include but not be limited to:

                                      (d)  the requirement of a minimum time period between each transfer;

                                      (e)  not accepting transfer requests of an agent or duly authorized representative of such Owner(s) authorized to act on behalf of such Owner(s); and

                                      (f)  limiting the dollar amount that may be transferred to or from any of the account at any one time.

                                    Such limitations, individually or in
                                    aggregate, may be applied in any manner
                                    reasonably designed to prevent any use of the transfer right which is considered by the Company to be to the disadvantage of other Owners.

                                    WITHDRAWAL

                                    After the Annuity Date and prior to the
                                    death of the Annuitant, the Owner may have the right, based on the Annuity Option selected, to make withdrawals. If the Death
                                    Benefit is applied under an Annuity Option the Beneficiary may also make withdrawals in accordance with this provision.

                                    Amounts withdrawn that were applied under a variable Annuity Option will be paid within 7 days of the date a Request is received.
                                    The Company reserves the right to delay
                                    payments subject to applicable laws, rules and regulations governing variable annuities.

                                    Amounts withdrawn that were applied under a fixed Annuity Option will normally be paid within 7 days of the date a Request is received. The Company may defer payment for up to six months from the date a Request is received. If deferred for 30 days or more, the amount payable will be credited interest at a rate of at least 3% or the appropriate rate mandated by the State.

                                    Only one Request for withdrawal under each provision may be made each calendar year, unless a period certain option is chosen.

Payment Withdrawal                  Each calendar year, the Owner can request up to an amount
Amount Option                       equal to the Payment Withdrawal Amount (see Specifications page)
                                    multiplied by the previous annuity benefit payment.

                                    For fixed Annuity Options, each withdrawal proportionately reduces the dollar amount of each future annuity benefit payment. The proportionate reduction is calculated by multiplying the dollar amount of each future annuity benefit payment by the following:

                                                                Amount of the withdrawal
                                                                ------------------------
                                                      Present Value of all remaining fixed annuity
                                                   benefit payments immediately prior the withdrawal.


FORM A3035-00                               21

                                    For variable Annuity Options, each
                                    withdrawal proportionately reduces the
                                    number of Annuity Units in each future
                                    annuity benefit payment. The proportionate reduction is calculated by multiplying the number of Annuity Units in each future annuity benefit payment by the following:

                                                                Amount of the withdrawal
                                                                ------------------------
                                                     Present Value of all remaining variable annuity
                                                  benefit payments immediately prior to the withdrawal.

Present Value                       Over the life of the contract, for period certain, life with
Withdrawal Option                   period certain and cash back Annuity Options when there are remaining guaranteed payments, the Owner may request withdrawals which represent a percentage of the Present Value of those remaining guaranteed annuity benefit payments. Each year a withdrawal is taken under this provision, the Company records the percentage withdrawn. Each withdrawal proportionately reduces future annuity benefit payments. (See proportionate reduction calculation below.) The total percentage withdrawn over the life of the contract cannot exceed the Present Value Withdrawal Amount (see Specifications page).

                                    For fixed Annuity Options, each withdrawal proportionately reduces the dollar amount of each future annuity benefit payment. The proportionate reduction is calculated by multiplying the dollar amount of each future annuity benefit payment by the following:

                                                                Amount of the withdrawal
                                                                ------------------------
                                             Present Value of all remaining fixed guaranteed annuity benefit payments immediately prior to the withdrawal

                                    For variable Annuity Options, each
                                    withdrawal proportionately reduces any
                                    remaining guaranteed payments. The
                                    proportionate reduction is calculated by multiplying the number of Annuity Units in each future annuity benefit payment by the following:

                                                                Amount of the withdrawal
                                                                ------------------------
                                           Present Value of all remaining variable guaranteed annuity benefit payments immediately prior to the withdrawal

                                    If an Annuitant is still living after there are no remaining guaranteed payments under a life with period certain or life with cash back payout:

                                      (a)  for variable Annuity Options, the number of Annuity Units will increase to the number of Annuity Units payable prior to any withdrawals, adjusted for transfers.

                                      (b)  for fixed Annuity Options, the dollar amount of the annuity benefit payments will increase to the amount payable prior to any withdrawals, adjusted for transfers.


FORM A3035-00                                 22


                                    PRESENT VALUE OF ANNUITY BENEFIT PAYMENTS

                                    For a variety of purposes, it is at times necessary to determine the Present Value of either all future annuity benefit payments or of future guaranteed annuity benefit payments. Present Values are calculated based on the Annuity 2000 Mortality Table, male, female or unisex rates as appropriate, and the interest rate or AIR used to determine the annuity benefit payments increased by the following adjustments:

                                                                                                 Adjustment

                                    Death of the Annuitant                                                0.00%
                                    Withdrawals
                                    7 or more years after the issue date                                  0.00%
                                    Within 7 years of issue date:
                                        15 or more years of annuity benefit payments being valued         1.00%
                                        10-14 years of annuity benefit payments being valued              1.50%
                                        Less than 10 years of annuity benefit payments being valued       2.00%

                                    DEATH OF THE ANNUITANT

                                    Unless otherwise indicated by the Owner, upon the death of the Annuitant, the Present
                                    Value of the remaining guaranteed annuity benefit payments may be paid to the Owner.





FORM A3035-00                                  23


                                    ANNUITY BENEFIT PAYMENT OPTIONS

                                    PERIOD CERTAIN ANNUITY:

                                    Periodic annuity benefit payments for a
                                    chosen number of years. The number of years selected may be from 5 to 30, or any other period currently made available by the Company.

                                    LIFE ANNUITY:

                                      (a)  Single Life - Periodic annuity benefit payments during the
                                           Annuitant's life. The annuity benefit payments do not continue after the death of the Annuitant.

                                      (b)  Joint and Survivor - Periodic annuity benefit payments during the joint lifetime of the Joint Annuitants. For variable options, after the first death, the number of units in each payment during the lifetime of the survivor is equal to the total number of units multiplied by the Survivor Annuity Benefit Percentage. For fixed options, after the first death, the dollar amount of each payment during the lifetime of the survivor is equal to the dollar value of each payment paid prior to such death multiplied by the Survivor Annuity Benefit Percentage.

                                    ANNUITY BENEFIT PAYMENT GUARANTEE OPTIONS

                                    If a life Annuity Option has been elected, the Owner may also select one of the following guarantees:

                                    PERIOD CERTAIN (Life with Period Certain):

                                    Periodic guaranteed annuity benefit payments for a period of 5 to 30 years, or any other period currently made available by the Company.

                                    CASH BACK (Life with Cash Back):

                                    Upon notification of the Annuitant's death, any excess of the Annuity Value applied over the total amount of the annuity benefit payments will be paid to the Owner or Beneficiary, whichever is applicable.

                                    ANNUITY OPTION RATE TABLES

                                    The first variable annuity benefit payment will be based on the Annuity Option Rates made available by the Company on the rate basis available at the time the Annuity
                                    Option is selected. The fixed annuity
                                    benefit payments will be based on the
                                    greater of the guaranteed Annuity Option
                                    Rates shown in the tables on the following pages or the Company's non-guaranteed current Annuity Option Rates applicable to this class of contracts. The Company guarantees that once an Annuity Option is selected, the annuity benefit payments will not be affected by changes in mortality and expense experience.


FORM A3035-00                                  24

                              ANNUITY OPTION TABLES

                      FIRST MONTHLY ANNUITY BENEFIT PAYMENT
                    FOR EACH $1,000 OF ANNUITY VALUE APPLIED

    Age              Life with 10 Year                       Life                             Life with
  Nearest              Period Certain                       Annuity                           Cash Back
               Male      Female      Unisex       Male      Female      Unisex       Male      Female      Unisex
     50        4.05       3.81        3.91        4.08       3.83        3.93        3.90       3.72        3.79

     51        4.11       3.87        3.97        4.15       3.89        3.99        3.96       3.77        3.85
     52        4.18       3.93        4.03        4.22       3.95        4.06        4.01       3.82        3.90
     53        4.25       3.99        4.10        4.30       4.01        4.13        4.07       3.88        3.96
     54        4.33       4.06        4.17        4.38       4.08        4.20        4.14       3.94        4.02
     55        4.41       4.13        4.24        4.46       4.15        4.28        4.20       3.99        4.07

     56        4.49       4.20        4.32        4.55       4.23        4.36        4.27       4.06        4.14
     57        4.58       4.28        4.40        4.65       4.31        4.45        4.34       4.12        4.21
     58        4.68       4.36        4.49        4.75       4.40        4.54        4.42       4.19        4.28
     59        4.78       4.45        4.58        4.86       4.49        4.64        4.50       4.26        4.36
     60        4.88       4.54        4.67        4.98       4.59        4.74        4.58       4.34        4.44

     61        4.99       4.63        4.77        5.10       4.69        4.85        4.67       4.42        4.52
     62        5.10       4.73        4.88        5.23       4.80        4.97        4.76       4.50        4.60
     63        5.23       4.84        4.99        5.37       4.92        5.10        4.85       4.59        4.69
     64        5.35       4.95        5.11        5.52       5.04        5.24        4.95       4.68        4.79
     65        5.48       5.07        5.24        5.69       5.18        5.38        5.06       4.78        4.89

     66        5.62       5.20        5.37        5.86       5.32        5.54        5.17       4.89        5.00
     67        5.77       5.33        5.51        6.04       5.47        5.70        5.28       4.99        5.11
     68        5.92       5.47        5.65        6.24       5.64        5.88        5.40       5.11        5.23
     69        6.07       5.62        5.80        6.45       5.82        6.07        5.52       5.23        5.35
     70        6.23       5.78        5.96        6.67       6.01        6.27        5.66       5.36        5.48

     71        6.39       5.94        6.12        6.90       6.21        6.49        5.79       5.49        5.61
     72        6.56       6.11        6.29        7.16       6.44        6.72        5.94       5.63        5.75
     73        6.73       6.29        6.47        7.43       6.68        6.98        6.09       5.78        5.90
     74        6.90       6.48        6.65        7.71       6.94        7.25        6.24       5.94        6.06
     75        7.08       6.67        6.83        8.02       7.22        7.54        6.41       6.11        6.23



             These tables are based on an annual interest rate of 3%
                      and the Annuity 2000 Mortality Table


FORM A3035-00                                25

                      FIRST MONTHLY ANNUITY BENEFIT PAYMENT
                    FOR EACH $1,000 OF ANNUITY VALUE APPLIED

                                    Joint and Survivor Life Annuity
                                    Older Age

                                    50      55       60       65       70       75      80
Y            50                     3.53    3.61     3.68     3.73     3.76     3.79    3.80
O            55                             3.77     3.88     3.97     4.04     4.08    4.11
U            60                                      4.10     4.25     4.36     4.45    4.50
N            65                                               4.55     4.74     4.90    5.01
G            70                                                        5.16     5.43    5.64
E            75                                                                 6.02    6.41
R            80                                                                         7.25
A
G
E

                   Joint and Two-Thirds Survivor Life Annuity
                                    Older Age

                                    50      55       60       65       70       75      80
Y            50                     3.80    3.93     4.09     4.25     4.43     4.61    4.80
O            55                             4.11     4.29     4.49     4.70     .491    5.13
U            60                                      4.53     4.77     5.02     5.29    5.55
N            65                                               5.09     5.42     5.75    6.07
G            70                                                        5.88     6.31    6.75
E            75                                                                 6.99    7.59
R            80                                                                         8.58
A
G
E

                              These tables are based on an annual interest rate
                                 of 3% and the Annuity 2000 Mortality Table


FORM A3035-00                                 26

                                    FIRST MONTHLY ANNUITY BENEFIT PAYMENT
                                  FOR EACH $1,000 OF ANNUITY VALUE APPLIED

                           Number of
                             Years                     Period Certain Annuity
                                5                             17.91

                               10                              9.61

                               15                              6.87

                               20                              5.51

                               25                              4.71

                               30                              4.18

             These tables are based on an annual interest rate of 3%
                     and the Annuity 2000 Mortality Tables.








FORM A3035-00                               27

                                   PROVISIONS

Entire Contract                     The entire contract consists of
                                    this contract, any application attached at
                                    issue, riders, Specifications pages and
                                    endorsements.

Misstatement of Age                 If the age or sex of an individual is misstated, the Company will adjust
or Sex                              all benefits payable to that which would be available at the correct age or sex. Any underpayments already made by the
                                    Company will be paid immediately. Any
                                    overpayments will be deducted from future
                                    annuity benefit payments.

Failure to Notify Company           After the Annuity Date and once notified of the
Annuitant's Death                   Annuitant's death, the Company of reserves the right to
                                    recover any overpaid annuity benefit payments.

Modifications                       Only the President or Vice President of the
                                    Company may modify or waive any provisions
                                    of this contract. Agents or Brokers are not
                                    authorized to do so.

Incontestability                    The Company cannot challenge the validity of
                                    this contract after it has been in force for
                                    more than two years from the date of issue.

Change of Annuity Date              The Owner may change the
                                    Annuity Date by Request at any time after
                                    the issue date. The request must be received
                                    at the Principal Office at least one month
                                    before the new Annuity Date. To the extent
                                    permitted by applicable laws, rules and
                                    regulations governing variable annuities,
                                    the new Annuity Date must be no later than
                                    the Maximum Alternative Annuity Date shown
                                    on the Specifications page.

Minimums All values and benefits available under this contract equal or exceed those required by the State in which the contract is delivered.

Annual Report                       The Company will furnish an annual
                                    report to the Owner containing a statement
                                    of the number and value of Accumulation
                                    Units credited to the Sub-Accounts, the
                                    value of the Fixed Account and the Guarantee
                                    Period Accounts and any other information
                                    required by applicable law, rules and
                                    regulations.

Addition, Deletion, or              The Company reserves the right, subject to compliance with applicable
Substitution of                     law, to add to, delete from, or substitute for the shares of a Fund that are
Investments                         held by the Sub-Accounts or that the Sub-Accounts may purchase.  The Company also reserves the right to eliminate the
                                    shares of any Fund no longer available for
                                    investment or if the Company believes
                                    further investment in the Fund is no longer
                                    appropriate for the purposes of the
                                    Sub-Accounts. The Company will not
                                    substitute shares attributable to any
                                    interest in a Sub-Account without notice to
                                    the Owner and prior approval of the
                                    Securities and Exchange Commission as
                                    required by the Investment Company Act of
                                    1940. This will not prevent the Variable
                                    Account from purchasing other securities for
                                    other series or classes of contracts, or
                                    from permitting a conversion between series
                                    or classes of contracts on the basis of
                                    requests made by Owners.

                                    The Company reserves the right, subject to compliance with applicable laws, to establish additional Separate Accounts,
                                    Guarantee Period Accounts and Sub-Accounts and to make them available to any class or series of contracts as the Company considers appropriate. Each new Separate Account or Sub-Account will invest in a new investment company, or in shares of another open-end investment company, or such other investments as may be permitted under


FORM A3035-00                              28

                                    applicable law. The Company also reserves the right to eliminate or combine existing
                                    Sub-Accounts and to transfer the assets of any Sub-Accounts to any other Sub-Accounts.
                                    In the event of any substitution or change, the Company may, by appropriate notice, make such changes in this and other contracts as may be necessary or appropriate to reflect the substitution or change. If the Company considers it to be in the best interests of the owners, the Variable Account or any Sub-Account may be operated as a management company under the Investment Company Act of 1940 or in any other form permitted by law, or may be de-registered under the Act in the event registration is no longer required, or may be combined with other accounts of the Company.

Changes in Law                      The Company reserves the right to
                                    make any changes to provisions of the
                                    contract to comply with, or give Owners the
                                    benefit of, any federal or State statute,
                                    rule, or regulation.

Change of Name                      Subject to compliance with
                                    applicable law, the Company reserves the
                                    right to change the names of the Variable
                                    Account or the Sub-Accounts.

Federal Tax                         The Variable Account is not currently subject to tax, but the
Considerations                      Company reserves the right to assess a charge for taxes if the
                                    Variable Account becomes subject to tax.

Splitting of Units                  The Company reserves the right to
                                    split the value of a unit, either to
                                    increase or decrease the number of units.
                                    Any splitting of units will have no material
                                    effect on the benefits, provisions or
                                    investment return of this contract or upon
                                    the Owner, the Annuitant, any Beneficiary,
                                    or the Company.

Insulation of Separate              The investment performance of Separate Account assets is determined
Account                             separately from the other assets of the Company.  The assets of a Separate
                                    Account equal to the reserves and
                                    liabilities of the contracts supported by
                                    the account will not be charged with
                                    liabilities from any other business that the
                                    Company may conduct.


FORM A3035-00                                  29

              Flexible Payment Deferred Variable and Fixed Annuity
              Annuity Benefit Payments Payable on the Annuity Date
    Death Benefit Payable to Beneficiary if Owner Dies prior to Annuity Date
                                Non-Participating